Exhibit 23.1

Consent of Independent Registered Certified Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement of Form S-8 (No. 333-88655) of BankUnited Financial Corporation of our report dated June 28, 2006 relating to the financial statement of BankUnited 401(K) Profit Sharing Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Miami, Florida

June 28, 2006